Exhibit 99.1

RetailMeNot Announces Third Quarter 2015 Financial Results

•	In-Store + Advertising Net Revenues grew 91% over the prior year period

•	Mobile Online Transaction Net Revenues grew 55% over the prior year period

•	GAAP EPS of $0.01; non-GAAP EPS of $0.12

•	Adjusted EBITDA of $11.8 million; adjusted EBITDA margins of 23%

AUSTIN, Texas, November 3, 2015 — RetailMeNot, Inc. (NASDAQ:SALE), the operator of the world’s largest marketplace for digital offers, today announced its financial results for the third quarter ended September 30, 2015.

Third Quarter Financial Results Highlights and Key Operating Metrics

(All comparisons are made to the third quarter of 2014 unless otherwise noted. Amounts may not compute due to rounding)

•	Total net revenues declined 7% to $52.4 million.

•	In-store + advertising net revenues increased 91% to $11.8 million, representing 22% of total net revenues.

•	Mobile online transaction net revenues increased 55% to $4.9 million, representing 9% of total net revenues.

•	Desktop online transaction net revenues, which includes tablet, declined 24%, to $35.8 million, representing 68% of total net revenues.

•	Net revenues from international markets were $11.4 million, representing 22% of total net revenues.

•	GAAP net income was $0.3 million, compared to GAAP net income of $2.5 million.

•	Non-GAAP net income was $6.3 million, compared to non-GAAP net income of $9.1 million.

•	EPS was $0.01 per share, based on 53.7 million fully-diluted, weighted-average shares outstanding.

•	Non-GAAP EPS was $0.12 per share, based on 53.7 million fully-diluted, weighted-average shares outstanding.

•	Adjusted EBITDA was $11.8 million, compared to $16.7 million and representing 23% of total net revenues.

•	Total visits were 159.7 million, down 1%.

•	Mobile visits in the quarter increased 41% to 67.2 million, or 42% of total visits.

•	Desktop visits in the quarter declined 19% to 92.5 million.

•	Mobile unique visitors grew 28% totaling 18.6 million.

“I’m pleased with our performance on mobile online transaction and in-store and advertising net revenues, and adjusted EBITDA during the third quarter,” said Cotter Cunningham, CEO & Founder, RetailMeNot, Inc. “We believe our large and engaged audience coupled with our differentiated content types will position us well for future success, both online and in-store.”

Business Outlook

Fourth Quarter 2015

•	Total net revenues are expected to be in the range of $74.0 to $76.0 million, or a decline of 14% at the mid-point.

•	Adjusted EBITDA is expected to be in the range of $25.0 to $27.0 million, or adjusted EBITDA margins of 35% at the mid-point.

Full Year 2015

The company is raising its previously issued guidance for the full year as follows:

•	Total net revenues are expected to be in the range of $240.0 to $242.0 million, or a decline of 9% at the mid-point.

•	Adjusted EBITDA is expected to be in the range of $66.0 to $68.0 million, or adjusted EBITDA margins of 28% at the mid-point.

The above statements are based on current expectations and actual results may differ materially as explained in “Forward-looking Statements” below. Information about RetailMeNot’s use of non-GAAP financial measures is provided below under the caption “Use of Non-GAAP Financial Measures”.

Quarterly Conference Call

RetailMeNot will host a webcast to discuss its third quarter 2015 financial results and business outlook today at 7:00 a.m. Central Time (8:00 a.m. Eastern Time).

A live webcast of the conference call can be accessed within the investor relations section of the RetailMeNot website at http://investor.retailmenot.com. This webcast will contain forward-looking statements and other material information regarding the company’s financial and operating results. Additionally, in advance of the conference call, RetailMeNot will post third quarter 2015 Management Commentary that can be accessed via the link above.

Following completion of the call, a replay of the call will be available beginning at 9:30 a.m. Eastern Time on November 3, 2015 through February 5, 2015 at 11:59 p.m. Eastern Time. To listen to the telephone replay, call (877) 344-7529 within the US, or (412) 317-0088 if calling internationally. Access Code 10072357.

About RetailMeNot, Inc.

RetailMeNot, Inc. (http://www.retailmenot.com/corp/) operates the world’s largest marketplace for digital offers. The company enables consumers across the globe to find hundreds of thousands of digital offers for their favorite retailers and brands. During the 12 months ended September 30, 2015, RetailMeNot, Inc. experienced nearly 730 million visits to its websites, and during the three months ended September 30, 2015, RetailMeNot, Inc. averaged 18.6 million mobile unique visitors per month. In 2014, RetailMeNot, Inc. estimates $4.4 billion in paid retailer sales were attributable to consumer traffic from digital offers in its marketplace. The RetailMeNot, Inc. portfolio includes RetailMeNot.com, the largest digital offer marketplace in the United States; RetailMeNot.ca in Canada; VoucherCodes.co.uk, the largest digital offers marketplace in the United Kingdom; deals.com in Germany; Actiepagina.nl, a leading digital offers site in the Netherlands; ma-reduc.com, a leading digital offer site in France; Poulpeo.com, a leading digital offers site with cash back in France; and Deals2Buy.com, a digital offers site in North America. RetailMeNot, Inc. is listed on the NASDAQ stock exchange under the ticker symbol “SALE.” Investors interested in learning more about the company can visit http://investor.retailmenot.com.

Key Operating Metrics

Visits. RetailMeNot defines a visit as a group of interactions that take place on one of RetailMeNot Inc.’s websites from computers, smartphones, tablets or other mobile devices within a given time frame as measured by Google Analytics, a product that provides digital marketing intelligence. A single visit can contain multiple page views, events, social interactions and e-commerce transactions. A single visitor can open multiple visits. Visits can occur on the same day, or over several days, weeks or months. As soon as one visit ends, there is then an opportunity to start a new visit. A visit ends either through the passage of time or a campaign change, with a campaign generally meaning arrival via search engine, referring site or campaign-tagged information. A visit ends through passage of time either after 30 minutes of inactivity or at midnight Pacific Time. A visit ends through a campaign change if a visitor arrives via one campaign or source, leaves the site, and then returns via another campaign or source. Visits for the period do not include interactions through our mobile applications.

Mobile Unique Visitors. This amount represents the average number of mobile unique visitors per month for the three month period ending September 30, 2015. RetailMeNot counts each of the following as a mobile unique visitor: (i) the first time a specific mobile device accesses one of our mobile applications during a calendar month, and (ii) the first time a specific mobile device accesses one of our mobile websites using a specific web browser during a calendar month. If a mobile device accesses more than one of our mobile websites or mobile applications in a single calendar month, the first access to each such mobile website or mobile application is counted as a mobile unique visitor as they are tracked separately for each mobile domain. We measure mobile unique visitors with a combination of internal data sources and Google Analytics data.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, this document includes references to Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per share, all of which are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the tables provided below in this release.

RetailMeNot defines adjusted EBITDA as net income (loss) plus depreciation, amortization of intangible assets, stock-based compensation expense, third-party acquisition-related costs, other non-cash operating expenses (including compensation arrangements entered into in connection with acquisitions), net interest expense, other non-operating income or expense (including net foreign exchange gains and losses) and income taxes.

RetailMeNot discloses adjusted EBITDA because it is a key measure used by RetailMeNot and its board of directors to understand and evaluate RetailMeNot’s financial and operating performance, establish budgets and operational goals and as an element in determining executive compensation. RetailMeNot believes adjusted EBITDA also facilitates period-to-period comparisons of operations that could otherwise be masked by the effect of the expenses that RetailMeNot excludes in this non-GAAP financial measure and facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Our presentation of non-GAAP net income (loss) and non-GAAP net income (loss) per share excludes the impact of amortization of purchased intangible assets, stock-based compensation expense, third party acquisition-related costs, other non-cash operating expenses (including compensation arrangements entered into in connection with acquisitions) and income taxes, net of the tax effect of the adjustments above. These measures are not key metrics used by RetailMeNot or its board of directors to measure financial or operating performance or otherwise manage the business. However, RetailMeNot provides non-GAAP net income (loss) and non-GAAP net income (loss) per share as supplemental information for investors, as they facilitate period-to-period comparisons of operations that could otherwise be masked by the effect of the expenses that RetailMeNot excludes in these non-GAAP financial measures and facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per share have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of RetailMeNot’s results as reported under GAAP. Because of these limitations, you should consider Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per share alongside other financial performance measures, including various cash flow metrics, net income (loss) and RetailMeNot’s other GAAP results.

Forward-looking Statements

This release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding RetailMeNot’s strategy, future operations, future financial position, future net revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would” and similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about management’s estimates regarding future net revenues, adjusted EBITDA and other financial performance, visits, mobile unique visitors, e-mail subscribers, other consumer engagement metrics, new product and content offerings and other statements about management’s beliefs, intentions or goals. RetailMeNot may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on RetailMeNot’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, (1) RetailMeNot’s ability to attract visitors to its websites from search engines; (2) RetailMeNot’s ability to monetize digital offers available through its mobile solutions; (3) RetailMeNot’s ability to attract and retain paid retailers and maintain its relationships with performance marketing networks; (4) risks related to RetailMeNot’s ability to manage the growth and complexity of its business, including accurately planning and forecasting its financial results; (5) RetailMeNot’s ability to obtain and maintain digital offer content and maintain the positive perception of its brand; (6) the competitive environment for RetailMeNot’s business; (7) changes in consumer sentiment regarding RetailMeNot’s use of cookies; (8) RetailMeNot’s need to manage regulatory, tax and litigation risks, including regulations imposing sales tax on e-commerce or m-commerce and ongoing litigation; (9) RetailMeNot’s ability to use and protect consumer data and to protect its intellectual property; (10) RetailMeNot’s ability to manage international business uncertainties; (11) the impact and integration of future acquisitions; and (12) other risks and potential factors that could affect RetailMeNot’s business and financial results identified in RetailMeNot’s filings with the Securities and Exchange Commission (the “SEC”), including its quarterly report on Form 10-Q filed with the SEC on August 7, 2015. Additional information will also be set forth in RetailMeNot’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that RetailMeNot makes with the SEC. RetailMeNot does not intend or undertake any duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Contact

Michael Magaro

RetailMeNot, Inc.

mmagaro@rmn.com

(512) 777-2899

Media Contact

Brian Hoyt

RetailMeNot, Inc.

bhoyt@rmn.com

(512) 777-2957

RetailMeNot, Inc.

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Net revenues	$52,412	$56,470	$165,976	$177,246
Costs and expenses:
Cost of net revenues (1)	4,511	4,598	15,033	13,676
Product development (1)	13,011	12,310	39,403	35,996
Sales and marketing (1)	21,930	19,198	66,207	59,565
General and administrative (1)	9,625	10,915	28,907	30,553
Amortization of purchased intangible assets	2,811	2,923	8,176	9,560
Other operating expenses	754	750	2,282	3,210

Total costs and expenses	52,642	50,694	160,008	152,560

Income from operations	(230)	5,776	5,968	24,686

Other income (expense):
Interest expense, net	(536)	(374)	(1,449)	(1,399)
Other income (expense), net	96	(674)	(301)	(974)

Income (loss) before income taxes	(670)	4,728	4,218	22,313
Benefit from (provision for) income taxes	1,013	(2,200)	(1,407)	(9,384)

Net income	343	2,528	2,811	12,929

Net income per share:
Basic	$0.01	$0.05	$0.05	$0.24

Diluted	$0.01	$0.05	$0.05	$0.23

Weighted average number of shares used in computing net income per share:
Basic	53,037	53,999	53,513	53,668

Diluted	53,744	55,086	54,581	55,366

RetailMeNot, Inc.

Condensed Consolidated Statements of Operations (continued)

(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
(1) Includes stock-based compensation as follows:
Cost of net revenues	$524	$496	$1,643	$1,307
Product development	2,134	1,939	6,467	5,159
Sales and marketing	1,709	1,305	4,656	4,019
General and administrative	2,367	2,588	7,325	7,223

Total	$6,734	$6,328	$20,091	$17,708

RetailMeNot, Inc.

Reconciliation of Adjusted EBITDA

(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Net income	$343	$2,528	$2,811	$12,929
Depreciation and amortization	4,563	3,869	12,742	12,159
Stock-based compensation expense	6,734	6,328	20,091	17,708
Third party acquisition-related costs	—	—	55	—
Other operating expenses	754	750	2,282	3,210
Interest expense, net	536	374	1,449	1,399
Other (income) expense, net	(96)	674	301	974
(Benefit from) provision for income taxes	(1,013)	2,200	1,407	9,384

Adjusted EBITDA	$11,821	$16,723	$41,138	$57,763

RetailMeNot, Inc.

Reconciliation of Non-GAAP Net Income and Non-GAAP Diluted EPS

(Unaudited, in thousands, except per share data and percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
GAAP income (loss) before income taxes	(670)	4,728	4,218	22,313
GAAP benefit from (provision for) income taxes	1,013	(2,200)	(1,407)	(9,384)

GAAP net income	$343	$2,528	$2,811	$12,929
Non-GAAP adjustments to net income:
Amortization of purchased intangibles	2,811	2,923	8,176	9,560
Stock-based compensation expense	6,734	6,328	20,091	17,708
Third party acquisition-related costs	—	—	55	—
Other operating expenses	754	750	2,282	3,210
Less: Tax effect of adjustments above	(4,314)	(3,478)	(11,325)	(10,131)

Total non-GAAP net income	$6,328	$9,051	$22,090	$33,276

Diluted net income per share
GAAP	$0.01	$0.05	$0.05	$0.23

Non-GAAP	$0.12	$0.16	$0.40	$0.60

Shares used in non-GAAP diluted EPS calculation:
Weighted-average shares outstanding used in calculating GAAP diluted EPS	53,744	55,086	54,581	55,366
Additional dilutive securities for non-GAAP diluted EPS	—	—	—	—

Weighted-average shares outstanding used in calculating non-GAAP diluted EPS	53,744	55,086	54,581	55,366

Reconciliation of non-GAAP effective tax rate:
GAAP effective tax rate	151.2%	46.5%	33.4%	42.1%
Tax effect of non-GAAP adjustments to net income	(116.9%)	(8.0%)	3.2%	(5.1%)

Non-GAAP effective tax rate	34.3%	38.5%	36.6%	37.0%

RetailMeNot, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	As of September 30, 2015	As of December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$270,705	$244,482
Accounts receivable, net	40,716	69,603
Prepaids and other current assets, net	17,181	14,930

Total current assets	328,602	329,015

Property and equipment, net	21,151	16,949
Intangible assets, net	66,255	70,819
Goodwill	175,271	176,927
Other assets, net	8,880	5,394

Total assets	$600,159	$599,104

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,903	$5,482
Accrued compensation and benefits	8,422	12,138
Accrued expenses and other current liabilities	7,763	6,110
Income taxes payable	1,377	9,032
Current maturities of long term debt	10,000	10,000

Total current liabilities	31,465	42,762

Deferred tax liability—noncurrent	5,063	3,404
Long term debt	65,000	40,000
Other noncurrent liabilities	8,297	8,183

Total liabilities	109,825	94,349

Stockholders’ equity (deficit):
Common stock	52	54
Additional paid-in capital	502,232	517,421
Accumulated other comprehensive loss	(3,984)	(1,942)
Accumulated deficit	(7,966)	(10,778)

Total stockholders’ equity	490,334	504,755

Total liabilities and stockholders’ equity	$600,159	$599,104

RetailMeNot, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Cash flows from operating activities:
Net income	$343	$2,528	$2,811	$12,929
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization expense	4,563	3,869	12,742	12,159
Stock based compensation expense	6,734	6,328	20,091	17,708
Excess income tax benefit from stock-based compensation and other	(26)	(1,481)	(1,333)	(12,004)
Deferred income tax expense (benefit)	(44)	(1,008)	238	(2,796)
Non-cash interest expense	102	97	305	290
Amortization of deferred compensation	761	751	2,297	3,210
Other non-cash (gains) losses, net	(183)	579	969	942
Provision for doubtful accounts receivable	203	1,145	(84)	1,967
Changes in operating assets and liabilities:
Accounts receivable, net	(2,719)	(2,230)	28,242	14,557
Prepaid expenses and other current assets, net	(3,216)	1,723	(4,946)	416
Accounts payable	(2,002)	1,231	(846)	(735)
Accrued expenses and other current liabilities	2,100	1,294	(10,061)	2,245
Other noncurrent assets and liabilities	1,001	271	1,833	676

Net cash provided by operating activities	$7,617	15,097	$52,258	51,564
Cash flows from investing activities:
Payments for acquisition of businesses, net of acquired cash	—	—	—	(75)
Proceeds from sale of property and equipment	9	—	14	—
Purchase of other assets	—	(3,285)	(4,302)	(3,386)
Purchase of non-marketable investment	—	—	(4,000)	—
Purchase of property and equipment	(2,418)	(3,395)	(8,741)	(6,854)

Net cash used in investing activities	(2,409)	(6,680)	(17,029)	(10,315)
Cash flows from financing activities:
Proceeds from notes payable, net of issuance costs	—	—	29,950	—
Payments on notes payable	(2,500)	(8,023)	(5,000)	(13,273)
Proceeds from public offerings, net of offering costs	—	—	—	(61)
Excess income tax benefit from stock-based compensation and other	26	1,481	1,333	12,004
Payments of principal on capital lease arrangements	—	(1)	(7)	(7)
Payments for repurchase of common stock	(11,616)	—	(38,808)	(6)
Proceeds from issuance of common stock, net of shares withheld for taxes	(136)	830	4,330	10,627

Net cash provided by (used in) financing activities	(14,226)	(5,713)	(8,202)	9,284
Effect of foreign currency exchange rate on cash	(94)	(915)	(804)	(720)

Change in cash and cash equivalents	(9,112)	1,789	26,223	49,813
Cash and cash equivalents, beginning of period	279,817	213,905	244,482	165,881

Cash and cash equivalents, end of period	$270,705	$215,694	$270,705	$215,694

— RMNSALE-F –